UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2017 (May 16, 2017)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	Appointment of Chief Financial Officer; Compensation Arrangements in Connection Therewith

On May 16, 2017, Community Health Systems, Inc. (the “Company”), announced that the Company’s Board of Directors has appointed Thomas J. Aaron, as Chief Financial Officer of the Company, effective immediately, replacing W. Larry Cash, the Company’s President of Financial Services and Chief Financial Officer, who retired on such date. The contemplated appointment of Mr. Aaron and retirement of Mr. Cash were previously announced in a Current Report on Form 8-K filed by the Company on February 22, 2017, which is incorporated herein by reference. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

On May 16, 2017, the Board of Directors of the Company, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved certain compensation arrangements for Mr. Aaron described below in connection with his promotion to Executive Vice President and Chief Financial Officer.

2017 Base Salary

The Board of Directors approved an increase in Mr. Aaron’s annual base salary from $600,000 to $675,000, effective May 16, 2017. Mr. Aaron is an employee of the Company’s wholly-owned subsidiary, CHSPSC, LLC, and he does not have a written employment agreement.

2017 Cash Incentive Compensation

The Board also established performance goals for Mr. Aaron in the position of Executive Vice President and Chief Financial Officer for the period from May 16, 2017 to December 31, 2017 (the “2017 CFO Period”), under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”). These performance goals are similar to those that were established for the Company’s other executive officers in February 2017. For the 2017 CFO Period, the incentive compensation plan established by the Board of Directors for Mr. Aaron is based on the attainment of key financial objectives as follows (expressed as a percentage of base salary payable to Mr. Aaron during the 2017 CFO Period (the “Prorated Base Salary”) as reflected below under “Opportunity”), subject to the ability to receive an additional percentage of the Prorated Base Salary for overachievement of Company-level goals as noted below:

Performance Goal	Opportunity
Company EBITDA	80%
Continuing Operations EPS	20%
Net Revenues	15%
Total Shareholder Return	15%
Performance Improvements	20%

Total	150%

•	The incentive compensation targets for Mr. Aaron as noted above include a component for relative Total Shareholder Return (1 year) relative to a peer group consisting of selected companies in the Healthcare Facilities Group. Up to 15% of his Prorated Base Salary can be earned if the maximum target of above the 65th percentile of this peer group is attained.

•

An incentive opportunity is included for the attainment of specific non-financial performance improvements. The incentive compensation to be awarded for the attainment of non-financial performance improvements has been set at 20% of the Prorated Base Salary; this amount will be reduced if the performance improvements are not attained. Any such reduction will be determined in the discretion of the Compensation Committee. As previously announced in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on February 24, 2017, the Company’s 2017 non-financial performance criteria include: successful physician and mid-level practitioner recruitment efforts; maintaining expenditures within the established capital budget; maintaining/improving the prior year’s overall clinical compliance (including Joint Commission scores); volume, revenue, and earnings growth and total shareholder return, relative to industry peers; and substantial progress toward the Company’s portfolio rationalization and deleveraging plan.

•	Mr. Aaron will have the opportunity to achieve an additional percentage of his Prorated Base Salary for overachievement of Company-level goals up to a maximum total incentive compensation amount equal to 175% of his Prorated Base Salary.

In addition, pursuant to Mr. Aaron’s offer of employment to serve as Senior Vice President in 2016, which was approved by the Board at that time upon the recommendation of the Compensation Committee, Mr. Aaron’s incentive compensation actually paid for 2017 shall not be less than 100% of his base salary for 2017, regardless of the achievement of applicable objectives.    This assurance of a minimum percentage level of incentive compensation for 2017 was made to help induce Mr. Aaron to join the Company at that time and applies only to fiscal year 2017.

Long-Term Incentive Compensation – Stock Awards

On May 16, 2017, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Board approved an equity grant of 20,000 time-based restricted shares to Mr. Aaron. This equity grant will be effective on June 1, 2017 (the “grant date”). The restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of the grant date, provided that Mr. Aaron continues to be employed on such dates, subject to certain exceptions.

(ii)	Consulting Agreement with W. Larry Cash, Former Chief Financial Officer

On May 16, 2017, CHSPSC, LLC, a wholly-owned subsidiary of the Company, entered into a consulting agreement (the “Consulting Agreement”) with W. Larry Cash, the Company’s retiring President of Financial Services and Chief Financial Officer, who retired on such date. Pursuant to the Consulting Agreement, Mr. Cash will provide certain consulting services related to matters of financial service operations, healthcare management and other assignments as requested by Wayne T. Smith, Chairman and Chief Executive Officer, and/or his designee. The term of the Consulting Agreement will be from May 17, 2017 to March 31, 2020. From June 1, 2017 through the duration of the Consulting Agreement, Mr. Cash will be entitled to receive consulting fees of $25,000 per month. In addition, during the term of the Consulting Agreement, Mr. Cash will be subject to restrictions on competing with CHSPSC, LLC or its affiliates. He will also continue to vest in any previously granted stock options and restricted stock of Community Health Systems, Inc. in accordance with the applicable vesting schedule.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 16, 2017. The following describes the matters that were submitted to the vote of the stockholders of the Company at the Annual Meeting and the result of the votes on these matters:

(1) The stockholders elected each of the following persons as directors of the Company for terms that expire at the 2018 annual meeting of stockholders of the Company and until their respective successors have been elected and have qualified:

Name	For	Against	Abstain	Broker Non-Votes
(a) John A. Clerico	84,049,735	2,921,177	1,570,349	13,433,851
(b) James S. Ely III	84,577,553	2,393,967	1,569,741	13,433,851
(c) John A. Fry	84,295,440	2,688,775	1,557,046	13,433,851
(d) Tim L. Hingtgen	84,055,507	2,917,951	1,567,803	13,433,851
(e) William Norris Jennings, M.D.	84,323,259	2,661,515	1,556,487	13,433,851
(f) Julia B. North	84,392,993	2,594,604	1,553,664	13,433,851
(g) Wayne T. Smith	83,019,760	3,830,964	1,690,537	13,433,851
(h) H. James Williams, Ph.D.	84,587,699	2,381,476	1,572,086	13,433,851

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W. Larry Cash and H. Mitchell Watson, Jr., whose terms as directors expired at the 2017 annual meeting of stockholders, did not stand for re-election, and the size of the board was reduced by the Board of Directors from nine to eight members.

(2) The stockholders approved the advisory resolution regarding the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
83,849,754	3,118,323	1,573,184	13,433,851

(3) The stockholders approved, on an advisory basis, the holding of future advisory votes on executive compensation every one year:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
76,812,227	125,208	10,040,097	1,563,729	13,433,851

(4) The Board of Directors’ appointment of Deloitte & Touche, LLP, as the Company’s independent registered public accountants for 2017, was ratified by the affirmative votes of the stockholders:

For	Against	Abstain	Broker Non-Votes
99,225,700	607,734	2,141,678	n/a

(5) The stockholders did not approve a stockholder proposal regarding vesting of equity awards in a change in control:

For	Against	Abstain	Broker Non-Votes
24,704,178	61,218,873	2,618,210	13,433,851

In light of the voting results with respect to the frequency of the advisory vote on executive compensation as set forth above and the Company’s Board of Directors’ recommendation that stockholders vote to hold future advisory votes on executive compensation each year, the Company will continue to hold such votes each year until the next required advisory vote on the frequency of such votes.

Item 9.01. Financial Statements & Exhibits

(d) Exhibits

The following items are included as Exhibits to this Form 8-K and incorporated herein by reference:

Exhibit Number	Description

10.1	Consultancy Agreement, dated May 16, 2017, by and between CHSPSC, LLC and Larry Cash.

99.1	Community Health Systems, Inc. Press Release, dated May 16, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017		COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)

Index to Exhibits

Exhibit Number	Description

10.1	Consultancy Agreement, dated May 16, 2017, by and between CHSPSC, LLC and Larry Cash.

99.1	Community Health Systems, Inc. Press Release, dated May 16, 2017.

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